                                 AMENDMENT NO. 2
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., a Delaware corporation, and AIM Investment Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Balanced-Risk Allocation Return Fund;

     NOW, THEREFORE, the parties agree as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                              AIM INVESTMENT FUNDS

PORTFOLIOS                                    EFFECTIVE DATE OF AGREEMENT
----------                                    ---------------------------
AIM Balanced-Risk Allocation Fund                    May 29, 2009
AIM China Fund                                       July 1, 2006
AIM Developing Markets Fund                          July 1, 2006
AIM Global Health Care Fund                          July 1, 2006
AIM International Total Return Fund                  July 1, 2006
AIM Japan Fund                                       July 1, 2006
AIM LIBOR Alpha Fund                                 July 1, 2006
AIM Trimark Endeavor Fund                            July 1, 2006
AIM Trimark Fund                                     July 1, 2006
AIM Trimark Small Companies Fund                     July 1, 2006"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: May 29, 2009

                                              INVESCO AIM ADVISORS, INC.


Attest: /s/ P. Michelle Grace                 By: /s/ John M. Zerr
        --------------------------------          ------------------------------
        Assistant Secretary                       John M. Zerr
                                                  Senior Vice President

(SEAL)

                                              AIM INVESTMENT FUNDS


Attest: /s/ P. Michelle Grace                 By: /s/ John M. Zerr
        --------------------------------          ------------------------------
        Assistant Secretary                       John M. Zerr
                                                  Senior Vice President

(SEAL)


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